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                                                                     EXHIBIT 3.1
                            CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                       OF AMERICAN STONE INDUSTRIES, INC.

     AMERICAN STONE INDUSTRIES, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law, DOES HEREBY CERTIFY:

     FIRST: Article FOURTH of the Certificate of Incorporation of the Corporation is hereby deleted in its entirety and amended to read as follows:

          "FOURTH. The Corporation shall be authorized to issue the following shares:

           Class                 Number of Shares                  Par Value
           -----                 ----------------                  ---------
          Common                   20,000,000                       $.001

          At the close of business on the date on which the amendment containing this Division 1 of Article Fourth, each outstanding share of Common Stock of the Corporation shall be converted into one-tenth (1/10) of a share of Common Stock, without any action by the holders of such shares."

     SECOND: That the Board of Directors of the Corporation, by written consent dated as of April 15, 1998, adopted a resolution proposing and declaring advisable the foregoing amendment to Article Fourth of the Certificate of Incorporation of the Corporation.

     THIRD: This Certificate of Amendment of the Certificate of Incorporation was duly adopted by the requisite vote of the Board of Directors of the Corporation.

     FOURTH: That at the Annual Meeting of Stockholders on June 24, 1998, held upon notice in accordance with Sections 222 and 242 of the Delaware General Corporation Law, the necessary number of shares as required by statute were voted in favor of the adoption of amendment.

     FIFTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this 24th day of June, 1998.

                                       AMERICAN STONE INDUSTRIES, INC.


                                       By: /s/ David Tyrrell
                                          --------------------------------------
                                          David Tyrrell, Chief Executive Officer
                                          and President

ATTEST:

By: /s/ Michael J. Meier
    ---------------------------
    Michael J. Meier, Secretary